EXHIBIT 99.1

AMENDED AND RESTATED 1999 STOCK COMPENSATION PLAN

OF

I-BEHAVIOR INC.

SECTION 1. PURPOSE OF PLAN

The purpose of this Amended and Restated 1999 Stock Compensation Plan (this “Plan”) of I-Behavior Inc., a Delaware corporation (“I-Behavior”), is to enable I-Behavior to attract, retain and motivate its officers, directors and other key service providers and to further align the interests of such persons with those of the stockholders of I-Behavior by providing for or increasing the proprietary interest of such persons in I-Behavior.

SECTION 2. DEFINITIONS

As used herein, the following definitions shall apply:

(a) “Administrator” means the person(s) administering the Plan in accordance with Section 3 hereof.

(b) “Affiliated Entity” means a Parent, Subsidiary or company, partnership, joint venture or other business entity that is an affiliate of I-Behavior.

(c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which I-Behavior has acted to have the Common Stock listed or quoted and the applicable laws of any other country or jurisdiction where Options or other Awards are granted under the Plan.

(d) “Award” shall mean an Option, Incentive Stock or other type of arrangement authorized to be granted under this Plan.

(e) “Board” means the Board of Directors of I-Behavior.

(f) “Change of Control” means

(i) any date upon which the directors of I-Behavior who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of I-Behavior; provided, however, that no individual initially elected or nominated as a director of I-Behavior as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be counted as having been nominated by the Board of Directors for this purpose;

(ii) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of I-Behavior representing 50% or more of the voting power of I-Behavior; provided, however, that the terms “person” and “entity,” as used in this subsection (e), shall not include (i) I-Behavior, any of its subsidiaries, (ii) any employee benefit plan or voting trust of I-Behavior or any of its subsidiaries, or (iii) any entity holding voting securities of I-Behavior for or pursuant to the terms of any such plan or trust; and

(iii) any other event specified by the Administrator, regardless of whether at the time an Award is granted or thereafter.

(g) “Change of Entity” means

(i) a reorganization, merger or consolidation of I-Behavior the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by I-Behavior, or

(ii) the acquisition of substantially all of the property and assets of I-Behavior by any person or entity.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Common Stock” means the Common Stock, $0.01 par value, of I-Behavior.

(j) “Consultant” means any person, including any advisor, who is engaged by I-Behavior or any Affiliated Entity to, and who actually does, render services for I-Behavior.

(k) “Director” means a member of the Board of Directors of I-Behavior.

(l) “Disability” with respect to Incentive Stock Options means total and permanent disability as defined in Section 22(e)(3) of the Code; for other Awards under the plan disability is as defined by the Administrator.

(m) “Eligible Person” means any person who is a Consultant or a current or prospective Employee or Director (whether or not an Employee) of I-Behavior or of any Affiliated Entity of I-Behavior.

(n) “Employee” means any person, including Officers and Directors, who is an employee under Securities Act Rule 701 or under General Instruction A of Securities Act Form S-8, employed by I-Behavior or any Parent or Subsidiary of I-Behavior. An individual shall not cease to be an Employee for purposes only of this Plan in the case of (i) any leave of absence approved by I-Behavior, (ii) transfers between locations of I-Behavior or between I-Behavior, its Parent, any Subsidiary, or any successor, or (iii) the individual’s employment with any Affiliated Entity or any other partnership, joint venture or corporation not meeting the requirements of a Subsidiary or Affiliated Entity in which I-Behavior or a Subsidiary is a stakeholder and which is designated by the Administrator as subject to this provision, may be considered employment for purposes of this definition. For purposes of Incentive Stock Options, no such leave of absence may exceed ninety days (90), unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by I-Behavior is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Option. Neither service as a Director nor payment of a director’s fee by I-Behavior shall be sufficient to constitute “employment” by I-Behavior.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” as of any date means, unless the Administrator provides otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or an interdealer quotation system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(iv) In any case, the Administrator may determine the Fair Market Value based on the price or prices reported in The Wall Street Journal or such other source as the Administrator deems appropriate.

(q) “I-Behavior” means I-Behavior Inc., a Delaware corporation.

(r) “Incentive Stock” means Shares acquired pursuant to a grant of a Stock Incentive Award under Section 8 below.

(s) “Incentive Stock Document” means an agreement or other document(s) evidencing the terms and conditions of an individual Incentive Stock Award. The Incentive Stock Document is in all cases subject to the terms and conditions of the Plan.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and regulations thereunder. At the discretion of the Administrator, an Incentive Stock Option may have provisions inconsistent with the limitations for receiving the tax treatment available under the Code for incentive stock options, in which case the Option shall be a Nonqualified Option to the extent required under the Code.

(u) “Nonqualified Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an executive officer of I-Behavior within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to Section 7 the Plan.

(x) “Option Document” means an agreement or other document(s) evidencing the terms and conditions of an individual Option grant. The Option Document is in all cases subject to the terms and conditions of the Plan.

(y) “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(z) “Participant” means any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Plan” means this I-Behavior Inc. 1999 Stock Compensation Plan.

(cc) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 below.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 3. ADMINISTRATION OF PLAN

3.1 Composition of Administrator. This Plan shall be administered by the compensation committee of the Board of Directors (the “Administrator”), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the committee acting as the Administrator. The Administrator shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its sole discretion, may exercise any authority of the Administrator under this Plan in lieu of the committee’s exercise thereof and in such instances references herein to the Administrator shall refer to the Board. Unless otherwise provided by the Board: (a) with respect to any Award for which such is necessary and desired for such Award to be exempted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Administrator shall consist of the Board of Directors or of two or more directors each of whom is a “non-employee director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), and (b) with respect to any other Award, the Administrator may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of I-Behavior (who may but need not be members of the compensation committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 2(d) hereof, under the Plan to Eligible Persons, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Administrator. The Administrator may designate the Secretary of I-Behavior or other I-Behavior employees to assist the Administrator in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or I-Behavior.

3.2 Powers of the Administrator. Subject to the express provisions and limitations set forth in this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein, including rules and regulations relating to subplans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(b) to determine which persons are eligible to participate in the Plan (Eligible Person(s));

(c) to grant awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards, the exercise or purchase price of such shares, if any, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may, but need not, be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Administrator determines to constitute a change in control), or other factors.

(d) to establish, verify the extent of satisfaction of, adjust, reduce, or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e) to prescribe, amend and approve the terms and the form of any agreements or other documents evidencing Awards made under the Plan (which need not be identical);

(f) to determine whether and under what circumstances an Option may be settled in cash instead of Common Stock under Section 9.5 or Section 10.

(g) to determine whether, and the extent to which, adjustments are required pursuant to Section 10 of the Plan;

(h) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted, or to initiate an Option Exchange Program;

(i) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to such provisions in good faith and for the benefit of I-Behavior; and

(j) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.3 Determinations of the Administrator. All decisions, determinations and interpretations by the Administrator regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Administrator shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of I-Behavior and such attorneys, consultants and accountants as it may select.

SECTION 4. STOCK SUBJECT TO PLAN

4.1 Aggregate Limits. The aggregate number of Shares issued pursuant to all Awards granted under this Plan shall not exceed 10,500,000. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 10. The Shares issued pursuant to this Plan may be Shares that either were reacquired by I-Behavior, including Shares purchased in the open market, or authorized but unissued Shares.

4.2 Issuance of Shares. For purposes of Section 4.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been delivered (either actually or constructively by attestation) to or retained by I-Behavior in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 5. PERSONS ELIGIBLE UNDER PLAN

Any person who is an Eligible Person shall be eligible to be considered for the grant of Awards hereunder, except that Incentive Stock Options may be granted only to “employees” as defined in Section 422 of the Code.

SECTION 6. PLAN AWARDS

The Administrator, on behalf of I-Behavior, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Stock and any other arrangement that involves or might involve the issuance of Common Stock or a right or interest with a value based on the value of the Common Stock, including, without limitation, sales or bonuses of Shares, stock purchase warrants, other rights to acquire Shares, securities convertible into or redeemable for Shares, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or consist of or be amended to include two or more of them in tandem or in the alternative. Such arrangements and benefits are sometimes referred to herein as “Awards.” The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

(a) Options: An Option is a right granted under Section 7 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the “Option Document”). Options intended to qualify as Incentive Stock Options pursuant to Code Section 422 and Nonqualified Options may be granted under Section 7.

(b) Incentive Stock: Incentive Stock is an award, issuance or sale of Shares made under Section 8, the grant, issuance, sale retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the “Incentive Stock Document”).

(c) Other Awards: Other Awards shall be subject to such terms and conditions as the Administrator shall determine and set forth in the document or documents evidencing such Award, subject in each case to the express terms of the Plan.

SECTION 7. OPTIONS

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others. The Administrator may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor.

7.1 Option Document. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator and (e) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. Each Option shall be designated in the Option Document as either an Incentive Stock Option or a Nonqualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of I-Behavior and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Options. For purposes of this Section 7.1, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. Option Documents evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

7.2 Option Price. The purchase price per share (exercise price) of the Shares subject to each Option granted under this Plan shall be determined by the Administrator, except that (a) the exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant in the case of an Incentive Stock Option granted to any Employee who, at the time of grant of such Option, does not own stock representing more than ten percent (10%) of the voting power of all classes of stock of I-Behavior or any Parent or Subsidiary; and (b) the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant in the case of an Incentive Stock Option granted to any Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of I-Behavior or any Parent or Subsidiary.

7.3 Option Term. The “Term” of each Option granted under this Plan, including any Incentive Stock Options, shall be 10 years from the date of its grant, unless the Administrator provides otherwise, except that, in the case of an Incentive Stock Option granted to an Eligible Person who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of I-Behavior or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as the Administrator may provide.

7.4 Option Vesting. Options granted under this Plan shall become vested and/or exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator.

7.5 Termination of Employment or Service. Subject to Section 10, unless the Administrator provides otherwise the terms of any Option granted under the Plan shall provide (a) that if the Eligible Person to whom such Option was granted ceases to be an employee for any reason including death, disability or retirement, the Option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date the Eligible Person’s status as an employee ceased; and (b) that the Option shall expire and cease to be exercisable upon the earlier of the expiration of the Option Term and (i) in the case of the Eligible Person’s termination of employment on account of the retirement, one hundred eighty (180) days after the date of the Eligible Person’s Retirement; (ii) in the case of the Eligible Person’s termination of employment on account of the death or disability, one (1) year after the date of the termination of the Eligible Person’s employment, (iii) in the case of the Eligible Person’s termination of employment on account of a termination for cause, ten (10) business days after the termination of the Eligible Person’s employment, and (iv) in the case of the Eligible Person’s termination of employment for any reason other than the foregoing, ninety (90) days after the termination of Eligible Person’s employment. If and to the extent that the Option is not so exercised within the time specified, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

7.6 Option Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of the following to such person as the Administrator shall designate: (a) notice of exercise specifying the number of Shares to be purchased signed by the Participant, (b)

full payment of the exercise price for such number of Shares, (c) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, and any other federal, state or foreign securities laws or regulations, (d) in the event that the Option shall be exercised by any person or persons other than the Eligible Person to whom it was initially granted, appropriate proof of the right of such person or persons to exercise the Option, and (e) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to provide for the tax withholding or other purposes. Unless provided otherwise by the Administrator, no Participant shall have any right as a stockholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered. Shares shall be so registered as soon as administratively practicable after exercise of any Option, subject to reasonable delays and to delays beyond the reasonable control of I-Behavior such as but not limited to completion of registration of said Shares with the Securities and Exchange Commission or compliance with any federal or state laws, rules or regulations. Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available for purchase under the Option by the number of Shares as to which the Option is exercised.

7.7 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Administrator shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers’ check, (b) shares of capital stock of I-Behavior that have been held by the Participant for such period of time as the Administrator may specify, (c) other property deemed acceptable by the Administrator, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) payment under an arrangement with a broker selected or approved by I-Behavior where payment is made pursuant to an irrevocable commitment by the broker to deliver to I-Behavior proceeds from the sale of the Shares issuable upon exercise of the Option, or (f) any combination of (a) through (e).

SECTION 8. INCENTIVE STOCK

Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate.

8.1 Incentive Stock Document. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, and (e) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. Shares of Incentive Stock may be issued in the name of the Participant and held by the Participant or held by I-Behavior, in each case as the Administrator may provide.

8.2 Sale Price. Subject to the requirements of applicable law, the Administrator shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

8.3 Share Vesting. The grant, issuance, retention and/or vesting of Shares of Incentive Stock shall be at such time and in such installments as determined by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Incentive Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Administrator.

8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

8.5 Termination of Employment. Subject to Section 10, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Participant shall be subject to such procedures as determined by the Administrator. Unless the Administrator determines otherwise, all Shares of Incentive Stock (regardless of whether vested or not) shall be subject to a right of I-Behavior to repurchase such Shares exercisable upon the voluntary or involuntary termination of the purchaser’s service with I-Behavior for any reason (including death or disability). The purchase price for Shares repurchased pursuant to I-Behavior’s repurchase right shall be the original price paid by the Participant for such Shares or such other price as the Administrator shall provide, and may be paid by cancellation of any indebtedness of the purchaser to I-Behavior. The repurchase option shall lapse at such rate or upon such events as the Administrator may determine.

SECTION 9. OTHER PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Administrator may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (i) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, (ii) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Administrator shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

9.2 Investment Representations. As a condition to the issuance of Shares upon exercise of an Option or under an Award, the Administrator may require the Participant holding such Option or Award to represent and warrant at the time of sale of the Shares to the Participant that such Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

9.3 Dividends. Unless otherwise provided by the Administrator, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Administrator shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

9.4 Documents Evidencing Awards. The Administrator shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Administrator or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

9.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Administrator may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to I-Behavior, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

9.6 Financing. The Administrator may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate I-Behavior or the Administrator to provide any financing whatsoever in connection therewith.

9.7 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Administrator may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

SECTION 10. CHANGES IN CAPITAL STRUCTURE

10.1 Corporate Actions Unimpaired. The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of I-Behavior or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in I-Behavior’s capital structure or its business, or any merger or consolidation of I-Behavior, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of I-Behavior or the rights thereof, or the dissolution or liquidation of I-Behavior, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Administrator, (i) the issuance by I-Behavior of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of I-Behavior convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Administrator shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

10.2 Adjustments Upon Certain Events. If the outstanding Shares or other securities of I-Behavior, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Administrator may, and if such event occurs after a Change of Control the Administrator shall, appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an Incentive Stock Option. The conversion of any convertible securities of I-Behavior shall not be deemed to have been “effected without receipt of consideration.”

10.3 Change of Entity. In the event of a Change of Entity, each outstanding Option and other Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for an Option or Award, the Participant shall fully vest in and have the right to exercise the Option or Award as to all of the Shares subject thereto, including Shares as to which it would not otherwise be vested or exercisable. If an Option or other Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Entity, the Administrator shall notify the Participant that the Option or Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Award shall be considered assumed if, following the Change of Entity, the Option or Award confers the right to purchase or receive, for each Share subject to the Option or Award immediately prior to the Change of Entity, the consideration (whether stock, cash, or other securities or property) received in the Change of Entity by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Award, for each Share subject to the Option or Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Entity transaction.

10.4 Effect of Change of Control. The Administrator may provide, either at the time an Option or Award is granted or thereafter, but in any case before a Change of Control, that a Change of Control shall have such effect as specified by the Administrator, or no effect, as the Administrator in its sole discretion may provide. Without limiting the foregoing, the Administrator may but need not provide, either at the time an Option or other Award is granted or thereafter, that if a Change of Control occurs, then effective as of a date selected by the Administrator, the Administrator acting in its sole discretion without the consent or approval of any Participant, will accelerate the time at which the Options may be exercised in full, either for the remaining term of an Option or for a limited period of time on or before a specified date fixed by the Administrator, and accelerate the time at which Awards theretofore made may be issued or vested and/or eliminate or waive any forfeiture provisions relating to such Awards.

10.5 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of I-Behavior, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Participant to have the right to exercise his or her Option or other Award until fifteen (15) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option or Award would not otherwise be exercisable. In addition, the Administrator may provide that any I-Behavior repurchase option applicable to any Shares purchased upon exercise of an Option or Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Award will terminate immediately prior to the consummation of such proposed action.

SECTION 11. TAXES

11.1 Withholding Requirements. The Administrator may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Administrator determines are required in connection with any Award granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

11.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 11.1, the Administrator may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by I-Behavior or, if permitted by the Administrator, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any Award shall be paid or, at the election of the Participant, may be paid by I-Behavior withholding shares of I-Behavior’s capital stock otherwise issuable or subject to such Award, by the Participant delivering previously owned shares of I-Behavior’s capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid, or by a broker selected or approved by I-Behavior paying such amount pursuant to an irrevocable commitment by the broker to deliver to I-Behavior proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Administrator and may be subject to approval by the Administrator.

SECTION 12. AMENDMENTS OR TERMINATION

The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change of Control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration either (i) is required or advisable in order for I-Behavior, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

SECTION 13. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of I-Behavior to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. I-Behavior shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or I-Behavior has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or I-Behavior has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by I-Behavior to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 14. OPTION GRANTS AND AWARDS BY SUBSIDIARIES

In the case of a grant of an Option or other Award granted to any Eligible Person employed by a subsidiary, such grant may, if the Administrator so directs, be implemented by I-Behavior issuing any subject Shares to the subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the subsidiary will transfer the Shares to the Participant in accordance with the terms of the Option or other Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option or other Award may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Administrator shall determine.

SECTION 15. NO RIGHT TO I-BEHAVIOR EMPLOYMENT

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of I-Behavior or interfere in any way with the right of I-Behavior to terminate an individual’s employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Administrator may approve with reference to the effect of approved leaves of absence.

SECTION 16. LIABILITY OF I-BEHAVIOR

I-Behavior and any Affiliated Entity which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which I-Behavior has been unable to obtain from any regulatory body having jurisdiction the authority deemed by I-Behavior’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION 17. EFFECTIVENESS AND EXPIRATION OF PLAN

This Plan shall be effective on the date the Board of Directors adopts this Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of I-Behavior present, or represented by proxy, and entitled to vote, at a meeting of I-Behavior’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of I-Behavior is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than ten (10) years after the effective date of this Plan.

SECTION 18. NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of I-Behavior for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 19. GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Administrator may provide that any dispute as to any Award shall be presented and determined in such forum as the Administrator may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.